EXHIBIT 99.1

AMENDMENT OF EMPLOYMENT AGREEMENT

This Amendment of Employment Agreement (“Amendment”) is made and entered into as of February 1, 2007, by and between Rainmaker Systems, Inc., a Delaware corporation (the “Company”), and Michael Silton (“Employee”), for the purpose of amending the Employment Agreement dated as of January 1, 2001 by and between the Company and Employee, as amended by an Amendment of Employment Agreement dated as of February 24, 2005 (as so amended, the “Employment Agreement”). Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Employment Agreement.

WHEREAS, the Employment Agreement currently provides for an annual base salary for Mr. Silton of $275,000;

WHEREAS, upon the terms and conditions set forth herein, the Company and Employee desire to amend the Employment Agreement to provide for an annual base salary of $350,000 effective retroactively to January 1, 2007; and

WHEREAS, upon the terms and conditions set forth herein, the Company and Employee desire to confirm that Employee’s Target Annual Bonus Amount for 2007 has been set at 100% of his 2007 base salary.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth herein, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendments. The Employment Agreement is hereby amended, effective as of January 1, 2007, as follows: Section 2, Compensation, paragraph (A)(i), is hereby amended by replacing the dollar amount “$275,000” with the dollar amount “$350,000”.

2.	2007 Target Annual Bonus Amount. Employee’s Target Annual Bonus Amount for 2007 shall be 100% of his 2007 base salary.

3.	Miscellaneous.

(a)	Employment Agreement Otherwise Not Affected. Except as expressly amended pursuant hereto, the Employment Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects.

(b)	Binding Effect. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the Employee and the Company and their respective successors and assigns.

(c)	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

(d)	Complete Agreement; Amendments. This Amendment contains the entire and exclusive agreement of the parties hereto and thereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior commitments, drafts, communications, discussion and understandings, oral or written, with respect thereto. This Amendment may not be modified, amended or otherwise altered except in accordance with the terms of Section 7(A) of the Employment Agreement.

(e)	Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Amendment shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Amendment, or the validity or effectiveness of such provision in any other jurisdiction.

(f)	Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Amendment as of the day and year first above written.

RAINMAKER SYSTEMS, INC.

By:	/s/ Robert Leff
Robert Leff
Chairman of Compensation Committee

/s/ Michael Silton
MICHAEL SILTON

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